UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2005

ImmunoGen, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Sidney Street, Cambridge, MA 02139
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (617) 995-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 - OTHER EVENTS

On December 13, 2005, ImmunoGen, Inc. issued a press release to announce that Genentech (NYSE: DNA) has licensed exclusive rights to use ImmunoGen’s Tumor-Activated Prodrug (TAP) technology with therapeutic antibodies to an undisclosed target. This is the fourth such license to be taken by Genentech, which also has licensed exclusive rights to use ImmunoGen’s technology with therapeutic antibodies to two other undisclosed targets and to HER2.

This license stems from a May 2000 agreement - renewed by Genentech in May 2005 for an additional three years - that grants Genentech certain rights to test ImmunoGen's maytansinoid TAP technology with their therapeutic antibodies to specific targets and to license rights to use the technology to develop products. This license provides Genentech with exclusive rights to use ImmunoGen's maytansinoid TAP technology with Genentech's therapeutic antibodies to the undisclosed target. Under the terms of the license, ImmunoGen receives a $1 million license payment upfront and is entitled to receive milestone payments. The Company also is entitled to royalties on the sales of any resulting products. Genentech is responsible for the development, manufacturing, and marketing of any products resulting from this license.

A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit

99.1	Press Release of ImmunoGen, Inc. dated December 13, 2005

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: December 13, 2005	/s/ Karleen M. Oberton

Karleen M. Oberton
Senior Corporate Controller
(Principal Accounting Officer)

3